Exhibit 10.5
                            DataWorld Solutions, Inc.
                           Boundless Technology Campus
                                 P.O. Box 12006
                               Hauppauge, NY 11788



                                                              October 29, 2003



Dear Commissioner Kerik:

         I am pleased to make the following binding offer to you in consideration for your acceptance onto the Advisory Board of DWS Defense Systems, Inc. (the "Company") a wholly owned subsidiary of DataWorld Solutions, Inc. (the "Parent"). You will devote such time and attention to your duties, as an independent contractor, as you deem appropriate in your sole discretion and by signing this letter agreement, both of us and Parent agree to fulfill the terms and conditions described in this letter agreement.

Cash Component

         You will earn a commission of 2% on gross receipts from all contracts or other sales of the Company or any affiliate of the Company originated by you or your organization and sales involving customers (including any related parties) introduced by you or your organization to the Company or any affiliate of the Company. Such commission will be paid on the last day of the month following the month in which payment is received by the Company or any such affiliate. A commission statement will be provided with each payment. You and your representatives will also have the right during regular business hours to inspect the books and records of the Company or any such affiliate in order to verify the information provided to you, as well as customary formal audit rights.

Loan

         On March 31, 2004, upon your written request, Parent will lend you $150,000 without interest (though subject to the imputed interest income rules of the Internal Revenue Code) which will be repaid (i) out of fifty percent of the profits realized by you out of the sale of shares acquired by you pursuant to either the stock grant or options provided for under this letter agreement, as such profits are realized or, if later, (ii) by October 29, 2013.

Stock and Stock Option Grant

         You are today being awarded 400,000 shares of the Parent's common stock ("Common Stock"). Such Common Stock when issued will be duly authorized, validly issued, fully paid and non-assessable, free and clear of any and all liens or encumbrances. A stock certificate for such shares, registered in your name, will be delivered to you following your signing of this agreement.

         You are also being awarded 1,200,000 options (the "Options"), which will be exercisable immediately, in whole or in part, and expire 10 years from the date hereof, to purchase Common Stock as follows:

               200,000 shares at an option price of $0.50
               200,000 shares at an option price of $1.00
               200,000 shares at an option price of $2.00
               200,000 shares at an option price of $3.00
               200,000 shares at an option price of $4.00
               200,000 shares at an option price of $5.00

         The Options are duly authorized, and the shares of stock issuable upon exercise of the Options will, upon issuance and payment therefor, be duly authorized, validly issued, fully paid and non-assessable and be free and clear of any and all liens or encumbrances.

         The Stock and Options are hereinafter collectively referred to as the "Securities".

        If Parent shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of Parent's assets or recapitalization of its stock (but excluding any transaction covered by the next paragraph of this letter agreement) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of Parent or common stock or other securities of another entity or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing or in which any dividend or distribution shall be paid or made in respect of the Common Stock or other securities for which the Options are exercisable (each such transaction being herein referred to as the "Transaction" and the date of consummation of the Transaction being herein referred to as the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that you, upon the exercise of the Options at any time on or after the Consummation Date, shall be entitled to receive, in lieu of the securities issuable upon such exercise prior to the Consummation Date, the amount of securities or other property to which you would actually have been entitled as a stockholder upon the consummation of the Transaction if you had exercised your Options immediately prior thereto and, in each such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to your rights and interests to the end that the provisions set forth herein(including those relating to adjustments of the exercise price and the number of shares issuable upon the exercise of the Options) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if the Options had been exercised immediately prior to such Transaction and you had carried out the terms of the exchange as provided for by such Transaction. The provisions of this Section shall similarly apply to successive Transactions. Parent shall provide you with not less than 20 business days' advance notice of any Transaction.

         If Parent at any time while the Options, or any portion thereof, remain outstanding shall declare a stock dividend or split, subdivide or combine the securities as to which purchase rights under the Options exist, into a different number of securities of the same class, or if the number of such securities shall increase by reason of any anti-dilution provisions, the exercise price for such securities shall be proportionately decreased in the case of a stock dividend, split or subdivision or anti-dilutive issuance (and in such case the number of securities issuable upon exercise shall be proportionately increased) or proportionately increased in the case of combination (and in such case the number of securities issuable upon exercise of the Options shall be proportionately decreased) in both cases by the ratio which the total number of such securities to be outstanding immediately after such event bears to the total number of such securities outstanding immediately prior to such event.

         Parent shall at all times reserved and keep available such number of shares of its authorized but unissued stock (or such other securities as may be issuable upon exercise of the Options) as may be issuable upon exercise of the Options.

Investment Representations


         You represent and agree that you are the acquiring the Securities for investment only and not with a view to, or for sale in connection with, any distributions thereof nor with any present intentions to sell the Securities, except in compliance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, (cumulatively the 1933 Act). Neither the Company nor the Parent has any obligations to register the Securities under the 1933 Act and the certificates for the stock and the options will bear a restrictive legend indicating that the Securities have not been registered under the 1933 Act and may not be sold, transferred, pledged, hypothecated or otherwise disposed of (collectively Transfer) in the absence of an effective registration statement for such Securities under the 1933 Act or pursuant to an exemption from registration under the 1933 Act. You further represent and agree that you will not Transfer the Securities in any transaction which, in the reasonable opinion of the Company's counsel, would be in violation of the 1933 Act. In the event the Parent decides to file a registration statement which subsequently becomes effective under the 1933 Act, you will be granted "piggyback rights" with regard to your shares of stock and the stock underlying any unexercised stock options provided that neither the underwriter of the stock offering nor the Parent's legal counsel expresses an opinion that the inclusion of such stock in the offering would be in violation of the 1933 Act or be detrimental to the success of the offering or detrimental to the Company or the Parent.

         We agree that commencing upon the date hereof, the Company, Parent and you will negotiate in good faith in order to enter into further agreements embodying the terms of this letter agreement and containing such additional representations, warranties, covenants and agreements, including, without limitation, representations and warranties concerning the Company and Parent, registration and other equity rights and price protection "anti-dilution" provisions as are customary in transactions of this type. Notwithstanding the foregoing, this letter agreement shall be binding upon the Company, Parent and you even if such definitive agreements are never executed.

         I look forward to a long and prosperous business relationship and am truly delighted that someone of your stature is joining our organization.

           Cordially,

                             DWS DEFENSE SYSTEMS, INC.


                      By:
                             ---------------------------------------------------
                             Daniel McPhee


                             DATA WORLD SOLUTIONS, INC.


                      By:
                             ---------------------------------------------------
                             Daniel McPhee


I hereby agree to serve on
the Advisory Board of DWS Defense
Systems, Inc. effective as of
today in consideration of the
terms and conditions described
in this letter.

Dated: October 29, 2003



Bernard Kerik